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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-8 (Nos. 33- 33775 and 33-33776 and Form S-8 filed July 25, 1996) and Form S-3 (No. 33-57353) of Dean Foods Company of our report dated June 24, 1997, appearing on page 36 of the Dean Foods Company Annual Report to Shareholders for Fiscal year Ended May 25, 1997, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17 of this Form 10-K.



Price Waterhouse LLP
August 22, 1997








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